Exhibit 5.2

LAWRENCE VENICK Partner Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong	Direct +852 3923 1188 Main +852 3923 1111 Fax +852 3923 1100 Email lvenick@loeb.com

April 4, 2025

Thoughtful Media Group Incorporated

701 South Carson Street, Suite 89701

Carson City, Nevada 89701

Re:	Thoughtful Media Group Incorporated (the “Company”)

Ladies and Gentlemen:

We have acted as United States securities law counsel to Thoughtful Media Group Incorporated, a Nevada corporation (the “Company”) in connection with the Registration Statement on Form S-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of (a) up to 3,750,000 shares of its Common Stock (the “Firm Shares”) on a firm commitment basis; (b) up to 562,500 shares of its Common Stock (the “Option Shares” and, collectively with the Firm Shares, the “Public Shares”) in connection with an over-allotment option granted to the underwriters (the “Over-Allotment Option”); (c) up to 215,625 shares of its Common Stock (the “Representative’s Warrant Shares”) to be issued upon exercise of Common Stock Purchase Warrants (the “Representative’s Warrants”) granted to the underwriters in connection with the issuance of the Public Shares; and (e) up to 1,800,000 shares of its Common Stock (the “Conversion Shares”) to be sold by certain selling stockholders (collectively the “Selling Stockholders” and singularly, a “Selling Stockholder”) issuable upon exercise of conversion rights contained in certain convertible notes (the “Conversion Notes”) to be issued by the Company pursuant to certain Securities Purchase Agreements, as amended (the “Securities Purchase Agreements”) between the Company and the Selling Stockholders.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Representative’s Warrants, when the Registration Statement becomes effective under the Act, and such Representative’s Warrants are duly executed and authenticated in accordance with the Underwriting Agreement by and between the Company and the underwriter and issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, such Representative’s Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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A limited liability partnership including professional corporations

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Sincerely,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP